UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2024

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC ((Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 14, 2024, Adial Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it has completed a pharmacokinetics (PK) study of AD04, the Company’s lead investigational genetically targeted, serotonin-3 receptor antagonist, and therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients (defined as less than 10 drinks/drinking day).

The study, a single-center, relative bioavailability, open label study, enrolled a total of 30 healthy adult volunteers in two cohorts. Cohort 1 (n=6) was a randomized, open-label, 2-sequence, 2-period crossover study to evaluate the PK variability of ondansetron from AD04 0.33 and 0.99mg. Cohort 2 (n=24) was a randomized, open-label, 6-sequence, 4-period crossover study to evaluate the relative bioavailability of the AD04 0.33mg tablet to a marketed ondansetron 4mg tablet, dose proportionality of ondansetron PK between AD04 0.33 and 0.99mg, and the effect of food on the bioavailability of ondansetron administered as the AD04 0.33mg tablet. The results of this study showed that, as a result of the lower dose, AD04 0.33mg delivered lower ondansetron PK exposure than the marketed reference standard ondansetron 4mg tablet; ondansetron pharmacokinetic exposure increased in proportion to dose across a 3-fold AD04 dose range; and AD04 can be taken in fed or fasted states.

This data is expected to help the Company optimize study design elements needed for the upcoming Phase 3 clinical trial of AD04. Completion of this study also satisfied an FDA requirement for the upcoming Phase 3 clinical trials of AD04.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On November 14, 2024, the Company issued a press release announcing that it has completed a pharmacokinetics (PK) study of AD04, the Company’s lead investigational genetically targeted, serotonin-3 receptor antagonist, and therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients (defined as less than 10 drinks/drinking day).

The study, a single-center, relative bioavailability, open label study, enrolled a total of 30 healthy adult volunteers in two cohorts. Cohort 1 (n=6) was a randomized, open-label, 2-sequence, 2-period crossover study to evaluate the PK variability of ondansetron from AD04 0.33 and 0.99mg. Cohort 2 (n=24) was a randomized, open-label, 6-sequence, 4-period crossover study to evaluate the relative bioavailability of the AD04 0.33mg tablet to a marketed ondansetron 4mg tablet, dose proportionality of ondansetron PK between AD04 0.33 and 0.99mg, and the effect of food on the bioavailability of ondansetron administered as the AD04 0.33mg tablet. The results of this study showed that, as a result of the lower dose, AD04 0.33mg delivered lower ondansetron PK exposure than the marketed reference standard ondansetron 4mg tablet; ondansetron pharmacokinetic exposure increased in proportion to dose across a 3-fold AD04 dose range; and AD04 can be taken in fed or fasted states.

This data is expected to help the Company optimize study design elements needed for the upcoming Phase 3 clinical trial of AD04. Completion of this study also satisfied an FDA requirement for the upcoming Phase 3 clinical trials of AD04.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Adial Pharmaceuticals, Inc., November 14, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2024	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer